Exhibit 16


April 1, 2002


Securities and Exchange Commission
Washington, DC 20549


Re: Communications Research, Inc.


Gentlemen:

We have read the Section headed "CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE" contained in Communication Research, Inc.'s Third Amended Registration Statement of Form SB-2 and are in agreement with the statements contained therein.


Very truly yours,



\s\ Crouch, Bierwolf & Chisholm_
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    Crouch, Bierwolf & Chisholm
    Salt Lake City, Utah